                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

This  Agreement,  made and  entered  into as of May 1,  2002,  and  amended  and restated  effective as of February 1, 2004,  by and between  SECURITY  LARGE CAP
VALUE FUND, a Kansas corporation  (hereinafter  referred to as the "Fund"),  and
SECURITY  MANAGEMENT  COMPANY,  LLC, a limited  liability  company  (hereinafter referred to as "SMC") is hereby  amended and  restated  effective as of June 30,
2005.

                                   WITNESSETH:

WHEREAS,  the Fund is engaged in business as an open-end  management  investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS, SMC is willing to provide investment research and advice to the Fund on the terms and conditions hereinafter set forth;

NOW  THEREFORE,  in  consideration  of the premises and mutual  agreements  made herein, the parties agree as follows:

1.  EMPLOYMENT OF SMC. The Fund hereby employs SMC to act as investment  adviser to the Fund with  respect to the  investment  of its assets and to supervise and arrange  for the  purchase  of  securities  for the Fund and the sale of securities  held  in  the  portfolio  of the  Fund,  subject  always  to the supervision  of the  Board of  Directors  of the  Fund (or a duly  appointed committee thereof),  during the period and upon and subject to the terms and conditions  described  herein.  SMC agrees to  maintain  sufficient  trained personnel and equipment and supplies to perform its  responsibilities  under this Agreement and in conformity with the current Prospectus of the Fund and such other reasonable  standards of performance as the Fund may from time to time specify.

    SMC hereby  accepts  such  employment  and agrees to  perform  the  services required by this Agreement for the compensation herein provided.

2.  ALLOCATION OF EXPENSES AND CHARGES.

    (a)  EXPENSES  OF SMC.  SMC shall pay all  expenses in  connection  with the performance  of its services under this  Agreement,  except as provided otherwise herein.

    (b)  EXPENSES  OF THE  FUND.  Anything  in this  Agreement  to the  contrary notwithstanding, the Fund shall pay or reimburse SMC for the payment of the following  described  expenses of the Fund whether or not billed to the Fund, SMC or any related entity;

           (i)  brokerage  fees  and  commissions;   (ii)  taxes;  (iii)interest
                expenses;

          (iv)  any extraordinary expenses approved by the Board of Directors of the Fund; and (v) distribution  fees paid under the Fund's Class
                A, Class B and Class C Distribution Plans;

         and, in addition to those expenses set forth above,  the Fund shall pay all of its  expenses  whether  or not  billed to the  Fund,  SMC or any related entity.

3.  COMPENSATION OF SMC.

    (a)  As compensation for the investment  advisory services to be rendered by
         SMC to the Fund for each of the years this Agreement is in effect,  the
         Fund shall pay SMC an annual  fee equal to 0.65% of the Fund's  average daily net  assets.  Such fee  shall be  calculated  daily  and  payable monthly.  If this Agreement  shall be effective for only a portion of a year, then SMC's  compensation for said year shall be prorated for such portion. For purposes of this Section 3, the value of the net assets of the  Fund  shall  be  computed  in the  same  manner  at the end of the business day as the value of such net assets is computed in  connection with the  determination  of the net asset value of the Fund's shares as described in the Fund's prospectus.

    (b)  For each of the  Fund's  fiscal  years that this  Agreement  remains in force, SMC agrees that if total annual expenses of the Fund,  exclusive of interest and taxes,  extraordinary  expenses  (such as  litigation), distribution  fees paid under the  Fund's  Class A, Class B and Class C
         Distribution  Plans,  but inclusive of SMC's  compensation,  exceed any expense limitation imposed by state securities law or regulation in any state in which shares of the Fund are then  qualified for sale, as such regulations  may be amended from time to time,  SMC will  contribute to the Fund such funds or waive such portion of its fee, adjusted monthly, as may be requisite to insure that such annual expenses will not exceed any such  limitation.  If this Agreement  shall be effective for only a portion of any fiscal year,  then the maximum annual  expenses shall be prorated for such portion.  Brokerage fees and commissions  incurred in connection  with the  purchase  or sale of any  securities  by the Fund shall not be deemed to be expenses within the meaning of this paragraph
         (b).

4.  INVESTMENT ADVISORY DUTIES.

    (a)  INVESTMENT ADVICE. SMC shall regularly provide the Fund with investment research,  advice and supervision,  continuously  furnish an investment program,  recommend  which  securities  shall be purchased and sold and what  portion of the assets of the Fund  shall be held  uninvested  and arrange for the purchase of securities  and other  investments  for the
         Fund and the  sale of  securities  and  other  investments  held in the portfolio of the Fund.  All investment  advice  furnished by SMC to the
         Fund  under  this  Section  4  shall  at  all  times   conform  to  any
         requirements  imposed  by the  provisions  of the  Fund's  Articles  of
         Incorporation and Bylaws, the 1940 Act, the Investment  Advisors Act of
         1940 and the rules and regulations  promulgated  thereunder,  and other applicable  provisions  of  law,  and  the  terms  of the  registration statement  of the Fund under the  Securities  Act of 1933 ("1933  Act")
         and/or the 1940 Act, as may be applicable at the time, all as from time to time  amended.  SMC shall  advise and assist the  officers  or other agents of the Fund in taking such steps as are necessary or appropriate to carry out the  decisions  of the Board of Directors of the Fund (and any duly  appointed  committee  thereof)  with regard to the  foregoing matters and the general account of the Fund's business.

    (b)  SUBADVISERS.  Subject  to  the  provisions  of the  1940  Act  and  any applicable  exemptions  thereto,  SMC is  authorized,  but is  under no obligation,  to enter into sub-advisory  agreements (the  "Sub-Advisory
         Agreements")  with one or more  subadvisers  (each a  "Subadviser")  to provide  investment  advisory  services  to the  Fund,  or  any  series thereof.  Each Subadviser shall have investment discretion with respect to the assets assigned to that  Subadviser by SMC.  Consistent with the provisions of the 1940 Act and any applicable  exemption  thereto,  SMC may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the Fund, or series thereof as applicable.

    (c)  PORTFOLIO TRANSACTIONS AND BROKERAGE.

           (i)  Transactions in portfolio  securities  shall be effected by SMC, through brokers or otherwise (including  affiliated brokers), in the manner permitted in this Section 4 and in such manner as SMC shall  deem  to be in  the  best  interests  of the  Fund  after consideration is given to all relevant factors.

          (ii)  In reaching a judgment relative to the qualification of a broker to obtain the best  execution of a particular  transaction,  SMC may take into  account all relevant  factors and  circumstances, including  the  size  of  any  contemporaneous  market  in  such securities;  the  importance to the Fund of speed and efficiency of execution;  whether the  particular  transaction is part of a larger  intended  change  of  portfolio  position  in  the  same
                securities;   the   execution   capabilities   required  by  the
                circumstances  of  the  particular   transaction;   the  capital
                required by the transaction; the overall capital strength of the broker;  the broker's apparent  knowledge of or familiarity with sources  from or to whom such  securities  may be  purchased  or sold; as well as the efficiency, reliability and confidentiality with which the broker has handled the execution of prior similar transactions.

         (iii)  Subject to any statements concerning the allocation of brokerage contained in the Fund's  Prospectus  or Statement of  Additional
                Information,  SMC is  authorized  to  direct  the  execution  of portfolio  transactions  for the  Fund to  brokers  who  furnish
                investment   information  or  research   service  to  SMC.  Such
                allocations  shall be in such amounts and proportions as SMC may determine.  If the transaction is directed to a broker providing brokerage and research  services to SMC, the commission paid for such  transaction  may be in  excess of the  commission  another broker would have charged for effecting that transaction, if SMC shall  have  determined  in good faith  that the  commission  is reasonable  in  relation  to  the  value  of the  brokerage  and research  services  provided,  viewed  in terms of  either  that particular  transaction or the overall  responsibilities  of SMC with  respect to all  accounts  as to which it now or  hereafter exercises investment discretion. For purposes of the immediately preceding sentence,  "providing brokerage and research services"
                shall  have the  meaning  generally  given such terms or similar terms under Section  28(e)(3) of the Securities  Exchange Act of
                1934, as amended.

          (iv)  In  the   selection  of  a  broker  for  the  execution  of  any
                transaction  not subject to fixed  commission  rates,  SMC shall have no duty or obligation to seek advance  competitive  bidding
                for  the  most  favorable  negotiated   commission  rate  to  be
                applicable to such  transaction,  or to select any broker solely on the basis of its purported or "posted" commission rates.

           (v)  In connection  with  transactions on markets other than national or regional  securities  exchanges,  the Fund will deal directly with the selling  principal  or market maker  without  incurring charges for the  services of a broker on its behalf  unless,  in the best  judgment  of SMC,  better  price or  execution  can be obtained by utilizing the services of a broker.

    (d)  LIMITATION  OF LIABILITY  OF SMC WITH  RESPECT TO RENDERING  INVESTMENT
         ADVISORY  SERVICES.  So long as SMC shall give the Fund the  benefit of its best judgment and effort in rendering  investment advisory services hereunder,  SMC shall  not be liable  for any  errors  of  judgment  or mistake of law, or for any loss  sustained by reason of the adoption of any  investment  policy  or the  purchase,  sale  or  retention  of any security  on its  recommendation,  whether  or not such  recommendation shall have been based upon its own  investigation  and research or upon investigation  and  research  made  by any  other  individual,  firm or corporation, if such recommendation shall have been made and such other individual,  firm or corporation shall have been selected with due care and  in  good  faith.  Nothing  herein  contained,  however,  shall  be construed  to protect  SMC  against  any  liability  to the Fund or its shareholders  by  reason  of  willful  misfeasance,  bad faith or gross negligence  in  the  performance  of its  duties  or by  reason  of its reckless  disregard of its obligations and duties under this Section 4.
         As used in this Section 4, "SMC" shall include directors,  officers and employees of SMC, as well as SMC itself.

5.  OTHER ACTIVITIES NOT RESTRICTED. Nothing in this Agreement shall prevent SMC or any  officer  thereof  from  acting as  investment  adviser for any other person,  firm or corporation,  nor shall it in any way limit or restrict SMC or any of its directors,  officers,  stockholders  or employees from buying, selling,  or trading any securities for its own accounts or for the accounts of others for whom it may be acting;  provided,  however, that SMC expressly represents that it will undertake no activities which, in its judgment, will conflict  with the  performance  of its  obligations  to the Fund under this
    Agreement.  The Fund  acknowledges  that SMC acts as  investment  adviser to other investment companies, and it expressly consents to SMC acting as such;
    provided,  however, that if in the opinion of SMC, particular securities are consistent  with the investment  objectives  of, and desirable  purchases or sales for the portfolios of one or more of such other  investment  companies or series of such companies at  approximately  the same time, such purchases or  sales  will be made on a  proportionate  basis if  feasible,  and if not feasible, then on a rotating or other equitable basis.

6.  AMENDMENT.  This Agreement may be amended at any time,  without  shareholder approval to the extent  permitted by applicable  law, by a writing signed by each of the parties hereto. Any change in the Fund's registration statements or other  documents  of  compliance  or in the forms  relating  to any plan, program or service offered by its current  Prospectus  which would require a change in SMC's  obligations  hereunder  shall be subject to SMC's approval, which shall not be unreasonably withheld.

7.  DURATION AND TERMINATION OF AGREEMENT.  This Agreement  became  effective on
    May 1, 2002,  and was amended and restated  effective as of February 1, 2004 and again as of June 30, 2005.  This Agreement shall continue in force until
    January 1, 2006,  and for successive  12-month  periods  thereafter,  unless terminated,  provided that each such continuance is specifically approved at least  annually  by (a) the  vote of the  majority  of the  entire  Board of
    Directors of the Fund,  and the vote of the majority of those  directors who are not parties to this  Agreement or interested  persons (as such terms are defined  in the 1940  Act) of any such  party  cast in  person  at a meeting called for the purpose of voting on such  approval,  or (b) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the
    1940 Act).

    Upon this Agreement becoming  effective,  any previous Agreement between the
    Fund and SMC providing for investment  advisory services shall  concurrently terminate,  except that such  termination  shall not affect any fees accrued and guarantees of expenses with respect to any period prior to termination.

    This Agreement may be terminated at any time without payment of any penalty, by the Fund upon the vote of a majority of the Fund's Board of Directors or, by a majority of the outstanding  voting  securities of the Fund, or by SMC, in each case on sixty (60) days'  written  notice to the other  party.  This
    Agreement shall  automatically  terminate in the event of its assignment (as such term is defined in the 1940 Act).

8.  SEVERABILITY.  If any clause or provision of this Agreement is determined to be illegal,  invalid or unenforceable under present or future laws effective during the term hereof,  then such clause or provision  shall be  considered severed  herefrom and the remainder of this Agreement shall continue in full force and effect.

9.  APPLICABLE  LAW.  This  Agreement  shall  be  subject  to and  construed  in accordance with the laws of the State of Kansas.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their  respective  officers thereto duly authorized on this 28th day of June, 2005.

                                             SECURITY LARGE CAP VALUE FUND

                                             By      MICHAEL G. ODLUM
                                                     ---------------------------
                                             Title:  President

ATTEST:

AMY J. LEE
-----------------------------------
Secretary

                                             SECURITY MANAGEMENT COMPANY, LLC

                                             By:     MICHAEL G. ODLUM
                                                     ---------------------------
                                             Title:  President

ATTEST:

AMY J. LEE
-----------------------------------
Secretary